Exhibit 32.2

CERTIFICATE PURSUANT TO SECTION 906 OF SARBANES - OXLEY ACT OF 2002 FOR CFO

RF MONOLITHICS, INC.

CERTIFICATE PURSUANT TO SECTION 906

OF SARBANES – OXLEY ACT OF 2002

The undersigned, Harley E Barnes, III, Chief Financial Officer of RF Monolithics, Inc. (the “Company”), DOES HEREBY CERTIFY that, to his knowledge:

1.	The Company’s Amendment No. 2 to on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended August 31, 2008 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 22 day of April, 2009.

/s/ Harley E Barnes, III
Name:	Harley E Barnes, III
Title:	Chief Financial Officer

*	A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.